Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Statements,” “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and to the incorporation by reference in the Statement of Additional Information included in this Registration Statement (Form N-2) (Post-Effective Amendment No. 2 to File No. 333-223945) of DNP Select Income Fund Inc., of our report dated December 12, 2018, with respect to the financial statements as of October 31, 2018.

/s/ Ernst & Young LLP

Chicago, Illinois

December 28, 2018